410 N. Michigan Ave. Chicago, Illinois 60611, U.S.A

News Announcement
For Immediate Release

Oil-Dri Board of Directors Declares Quarterly Dividends

CHICAGO—(March 17, 2015)—The Board of Directors of Oil-Dri Corporation of America (NYSE: ODC) today declared quarterly cash dividends of $0.20 per share of the Company’s Common Stock and $0.15 per share of the Company’s Class B Stock.

The dividends declared today will be payable in the fourth quarter of fiscal 2015, on May 29, 2015, to stockholders of record at the close of business on May 15, 2015. The Company has paid cash dividends continuously since 1974 and has increased dividends annually for each of the last eleven years.

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Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for agricultural, horticultural, fluids purification, specialty markets, industrial and automotive, and is a leading manufacturer of cat litter.

Laura G. Scheland
Investor Relations Contact
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321 1515